EXHIBIT 10.1

SECOND AMENDMENT TO
2013 AMENDMENT AND RESTATMENT OF THE
BIOMED REALTY TRUST, INC. AND
BIOMED REALTY, L.P.
2004 INCENTIVE AWARD PLAN
This Second Amendment (this “Amendment”) to the 2013 Amendment and Restatement of the BioMed Realty Trust, Inc. and BioMed Realty, L.P. 2004 Incentive Award Plan (the “Plan”) is made as of August 27, 2014. All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Plan.
The Plan is amended as follows:

1.	Section 6.5 is amended and restated as follows:
“6.5     Automatic Grants to Independent Directors. During the term of the Plan:
(a) A person who is initially elected to the Board and who is an Independent Director at the time of such initial election automatically shall be granted such number of shares of Restricted Stock on the date of such initial election as is determined by dividing $80,000 by the Fair Market Value per share of the Company's Stock on the date of such grant (subject to adjustment as provided in Article 11), multiplied by a fraction, the numerator of which is (x) the number of calendar days during the period commencing on the date of such Independent Director’s initial election to the Board and ending on the first anniversary of the Company’s most recent annual meeting of stockholders, and the denominator of which is (y) 365. If a person is initially elected to the Board as an Independent Director on the date of an annual meeting of the Company's stockholders, such Independent Director shall only receive an award of Restricted Stock pursuant to paragraph (b) below on the date of such annual meeting of the Company's stockholders and shall not also receive an award pursuant to this paragraph (a).
(b) Each Independent Director shall be granted such number of shares of Restricted Stock on the date of each annual meeting of the Company's stockholders (including the annual meeting at which the Independent Director is initially elected to the Board as an Independent Director), as is determined by dividing $80,000 by the Fair Market Value per share of the Company's Stock on the date of such grant (subject to adjustment as provided in Article 11).
(c) The purchase price per share of any awards of Restricted Stock pursuant to this Section 6.5 shall be the par value per share of the Stock. Unless otherwise determined by the Administrator, in the event of an Independent Director's termination of service as a Director for any reason, shares of Restricted Stock granted pursuant to this Section 6.5 that are at that time subject to restrictions shall be forfeited. Such forfeiture restriction shall lapse on the first anniversary of the date of issuance of such Restricted Stock, subject to an Independent Director's continued service as a Director on such date.”
2.All other terms and conditions of the Plan shall be unchanged and remain in full force and effect.
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I hereby certify that this Second Amendment was duly adopted by the Board of Directors of BioMed Realty Trust, Inc. on August 27, 2014.
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I hereby certify that this Second Amendment was duly adopted by the Board of Directors of BioMed Realty Trust, Inc., the General Partner of BioMed Realty, L.P., on August 27, 2014.

Executed on this 27th day of August 2014.

/s/ Jonathan P. Klassen
Secretary, BioMed Realty Trust, Inc.